EXHIBIT 3.2

                                    Amendment

                                       To

                            Articles of Incorporation

                                       Of

                             CYBERFAST SYSTEMS, Inc.

         THE UNDERSIGNED, the President of CYBERFAST SYSTEMS, INC., a Florida corporation, does hereby certify that:

         FIRST: That the Board of Directors of said Corporation by unanimous written consent, adopted the following resolutions proposing and declaring advisable the following amendments to the Articles of Incorporation, as amended (the "Articles") of said Corporation.

         That Article d. subsections (5), (6) & (7) of the Articles of Incorporation are hereby deleted in their entirety, and Article d. subsections
(5) and (6) as follows, be substituted therefore in their entirety:

         "(5) CONVERSION OF CLASS B COMMON STOCK All outstanding shares of CLASS B Common Stock shall be convertible at all times as follows: (i) BY TRANSFER. Upon the sale, assignment, transfer, conveyance, foreclosure or other disposition, whether voluntary, by operation of law or otherwise, a 'Transfer' (which for the purpose hereof shall not include a gift or pledge unless foreclosed upon or voting rights are transferred witht he pledge) of shares of CLASS B Common Stock shall, by virtue of such Transfer, automatically be converted into an equal number of fully paid and non-assessable shares of CLASS A Common Stock of the Corporation; (ii) BY ELECTION. Outstanding shares of CLASS B Common Stock shall be convertible into an equal number of fully paid and non-assessable shares of CLASS A Common Stock by delivery of written notice by the holder of such shares of CLASS B Common Stock to the Corporation, or its transfer agent, together with the certificate(s) representing the shares to be converted. Thereupon, the Corporation, or its transfer agent, as the case may be, shall exchange such certificate (s) for a certificate or certificate(s) representing an equal number of shares of CLASS A Common Stock. Shares of CLASS B Common Stock shall be deemed to have been converted immediately prior to the close of business, on the day upon which the Corporation, or its transfer agent, received such shares for conversion. The person entitled to receive the CLASS A Common Stock issuable

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         upon such conversion shall be treated for all purposes as the record holder of such CLASS A Common Stock at such time. Thereafter, the shares of CLASS B Common Stock so converted by Transfer or Election shall automatically become authorized and unissued shares of CLASS A Common Stock of the Corporation.

         (6) Upon the conversion of CLASS B Common Stock into CLASS A Common Stock, the number of shares of CLASS A Common Stock which the Corporation shall have authority to issue shall be automatically increased by the number of shares so converted, and the number of shares of CLASS B Common Stock which the Corporation shall have authority to issue, shall automatically be decreased by such number."

         SECOND: That the aforesaid amendments were duly adopted by consent of the requisite majority of the shareholders of this Corporation in accordance with the applicable provisions of Section 607.394 of the Florida Business Corporation Act. The date of adoption 10/23/98. The number of votes cast by the shareholders was sufficient for approval.

         THIRD: That prompt notice of the taking of this corporate action is being given to all stockholders who did not consent in writing, in accordance with Section 605.394(2) of the Florida Business Corporation Act.

         IN WITNESS WHEREOF, the Corporation has caused this amendment to be signed by Cosmo Palmieri, its President and James J. Charles its Secretary this 7th day of November, 1998.

                                       CYBERFAST SYSTEMS, INC.

                                       By: /s/ COSMO PALMIERI
                                           -----------------------------
                                               Cosmo Palmieri, President

ATTEST:

/s/ JAMES J. CHARLES
------------------------------
James J. Charles, Secretary

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